UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 27, 2024
Date of Report (Date of earliest event reported)
___________________________________
Redwire Corporation
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements or Certain Officers.
On March 27, 2024, Nathan O’Konek, Executive Vice President, General Counsel and Secretary of Redwire Corporation (the “Company”) informed the Company’s Board of Directors of his resignation, effective on or around April 26, 2024. The effective date of Mr. O’Konek’s resignation may be extended by up to 60 days by mutual agreement with the Company. Mr. O’Konek’s decision to resign did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Peter Cannito, Chairman and Chief Executive Officer of the Company, expressed his thanks to Mr. O’Konek for his meaningful contributions to the Company throughout his many years of service as an officer of the Company and its predecessor. We wish him well as he pursues other opportunities aligned with his long-term plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2024

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Senior Vice President and Chief Accounting Officer